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                                                            Exhibit 23






                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-26580) of United Technologies Corporation of our report dated June 28, 1999 appearing in the United Technologies Corporation Represented Employee Savings Plan's Annual Report on Form 11-K for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
June 28, 1999